Exhibit 99.2

NOTICE OF FULL REDEMPTION

XTO ENERGY INC.

6.75% Senior Notes Due 2037 (the “Notes”)

CUSIP: 98385X AM8*

NOTICE IS HEREBY GIVEN that pursuant to Section 10.4 of the indenture dated as of July 19, 2007 (the “Base Indenture”) between XTO Energy Inc., a Delaware corporation (the “Issuer”), and The Bank of New York Trust Company, N.A., a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”), and Section 1.3 of the First Supplemental Indenture dated as of July 19, 2007 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Issuer and the Trustee, that the Issuer has elected to redeem all of the outstanding Notes (the “Redemption”) on September 27, 2026 (the “Redemption Date”) pursuant to Section 10.8 of the Base Indenture. As of the date of this notice (this “Redemption Notice”), $252,384,000 aggregate principal amount of the Notes are issued and outstanding. Capitalized terms used herein but not otherwise defined have the meanings given to them in the Indenture.

The “Redemption Price” is equal to 100% of the principal amount of the Notes plus the Make-Whole Amount (as defined in the Supplemental Indenture), together with accrued and unpaid interest to the Redemption Date.

Holders of the Notes in certificated form must present and surrender their Notes for redemption at the addresses indicated below in order to collect the Redemption Price, and Notes in book-entry form must be surrendered through the facilities of The Depository Trust Company in the usual manner to be paid the Redemption Price. For all the Notes surrendered in book-entry form, payment of the Redemption Price will be made through the facilities of The Depository Trust Company in the usual manner. The Notes called for redemption must be so surrendered to the Paying Agent (as defined below) in order to collect the Redemption Price. The addresses for delivery of the Notes in certificated form to The Bank of New York Trust Company, N.A., in its capacity as paying agent (the “Paying Agent”) is as follows:

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
BNY Corporate Trust Transfers/Redemptions 500 Ross Street, Suite 425 Pittsburgh, PA 15262	BNY Corporate Trust Transfers/Redemptions 500 Ross Street, Suite 425 Pittsburgh, PA 15262	BNY Corporate Trust Transfers/Redemptions 500 Ross Street, Suite 425 Pittsburgh, PA 15262

On the Redemption Date, the Redemption Price will become due and payable on the Notes. The payment of the Redemption Price and performance of the Issuer’s obligations with respect to the Redemption may be performed by another Person. Unless the Issuer defaults in making payment of the Redemption Price, interest on the Notes shall cease to accrue on and after the Redemption Date.

IMPORTANT TAX INFORMATION:

PURSUANT TO U.S. FEDERAL TAX LAWS, YOU HAVE A DUTY TO PROVIDE THE APPLICABLE TYPE OF TAX CERTIFICATION FORM ISSUED BY THE U.S. INTERNAL REVENUE SERVICE (“IRS”) TO U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION TO ENSURE PAYMENTS ARE REPORTED ACCURATELY TO YOU AND TO THE IRS. IN ORDER TO PERMIT ACCURATE WITHHOLDING (OR TO PREVENT WITHHOLDING), A COMPLETE AND VALID TAX CERTIFICATION FORM MUST BE RECEIVED BY U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION BEFORE PAYMENT OF THE REDEMPTION PROCEEDS IS MADE TO YOU. FAILURE TO TIMELY PROVIDE A VALID TAX CERTIFICATION FORM AS REQUIRED WILL RESULT IN THE MAXIMUM AMOUNT OF U.S. WITHHOLDING TAX BEING DEDUCTED FROM ANY REDEMPTION PAYMENT THAT IS MADE TO YOU.

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Date: August 28, 2026    XTO Energy Inc.

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This CUSIP number is included solely for the convenience of the Holders. Neither the Issuer, the Trustee nor the Paying Agent or any of their agents shall be responsible for the selection or use of this CUSIP number, nor is any representation made as to their correctness or accuracy on the Notes or as indicated in this Redemption Notice.